Exhibit 10.3(a)(2)
SECOND AMENDMENT TO LEASE AGREEMENT

    THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”) and CARIS MPI, INC., a Texas corporation (“Tenant”), and is dated and effective as of the date on which this Amendment has been fully executed by Landlord and Tenant as evidenced by the dates below the respective signatures of Landlord and Tenant on the signature page of this Amendment.

BACKGROUND

    A.     Landlord and 23andMe, Inc. entered into that certain Lease Agreement dated March 4, 2019 (the Original Lease”), and a First Amendment to Lease Agreement dated June 17, 2019 (together, the “Lease”), covering certain Leased Premises known as Suite 100, containing approximately 35,463 rentable square feet of space (the “Leased Premises”), in the building known as and located at 4415 Cotton Center Boulevard, Building 5, Phoenix, Arizona 85040 (the “Building”), as more fully described in the Lease.

    B.     By that certain Lease Assignment and Assumption of Lease dated June 25, 2020, 23andMe, Inc. assigned to Tenant, all of its right, title and interest in, to and under the Lease and Tenant assumed all of the obligations of 23andMe, Inc. to and under the Lease.

    C.     Tenant desires to construct alterations and improvements on the Building’s existing roof and to otherwise modify the Lease in certain respects and Landlord has agreed to such alternations and improvements, subject to the provisions of this Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

    NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1.Recitals. The above recitals are incorporated herein as if fully set forth.

2.Capitalized Terms. All capitalized words and phrases have the meanings attributed to them in the Lease unless otherwise expressly stated herein or unless redefined in this Amendment or the context hereof requires otherwise.

    3.    Roof Alternations and Improvements.

    (a)    Completion by Tenant. The roof of the Premises is to be altered and improved by Tenant and its contractor(s), (“Tenant’s Contractors”), at Tenant's sole expense, in accordance with the plans attached hereto as Exhibit "A" (the "Plans") and the specifications attached hereto as Exhibit "B" (the "Specifications"). Landlord hereby consents to the alterations and improvements (together, the “Improvements”) Tenant intends to make the Improvements to the Premises in accordance with the Plans and Specifications (the “Work”), provided that Tenant complies with the Lease, including Section 12 and the following conditions:

    (i)    Landlord shall have no duty to determine that the Plans or Specifications comply with the applicable Laws (“Laws” means all laws, ordinances, rules, orders, regulations, codes, building codes, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property), and Landlord shall have no obligation to provide any construction administration or inspection services of the Improvements;

    (ii)    Landlord shall have no financial obligation for the costs of construction of the Improvements in excess of the Allowance amount set forth herein below and Landlord shall have no financial obligation for the costs of future maintenance, repairs or replacements of the Improvements;

(iii)     Tenant represents and affirms to Landlord’s that the Plans and Specifications have been prepared by an Arizona licensed design professional certifying that the Improvements will not adversely affect the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, and shall be permitted by the authority having jurisdiction over the project;

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Exhibit 10.3(a)(2)

    (iv)    At least ten (10) days prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for Tenant’s contractor and its roofing subcontractor evidencing their respective commercial general liability insurance with limits of coverage not less than $1,000,000 combined single limit with a $2,000,000 general aggregate limit, which aggregate shall apply separately to this location; however, such limits shall not limit Tenant’s or its contractor and its roofing subcontractor’s liability hereunder. Such policies shall include products completed operations hazards with the foregoing limits of coverage and shall remain in effect for a period of time not less than Arizona’s statutory period of repose. All insurance policies shall name Landlord and Landlord’s Agents (“Agents” means Landlord’s employees, agents, representatives, contractors, and invitees) as additional insureds by endorsement;

    (v)    In addition to the right of Landlord and its Agents to inspect the Premises as set forth in Section 14(a) of the Lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises during construction and as completed by Tenant with reasonable advanced notice;

    (vi)    The warranties from Tenant’s contractors shall be for the benefit of Landlord as well as Tenant and shall ensure that all warranties are assignable or transferable to Landlord at any time prior to or after the expiration of the Lease Term, as it may be amended. Tenant shall deliver copies of such warranties to Landlord as a material condition of Landlord’s payment of the Allowance; and

    (v)    All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws. The responsibility for and cost of compliance with Laws shall be at Tenant’s sole cost and expense. Tenant shall deliver to Landlord copies of all certificates of completion (or similar documents evidencing approval of the Improvements), permits and licenses required to be issued by any authority in connection with the Work.

    (b)    Upon completion of the Work, Tenant shall furnish Landlord with a Certificate of Completion (or similar document issued by the authority with jurisdiction over the project) and full and final waivers of liens and contractors' affidavits and statements, in a form reasonably acceptable to Landlord from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord. Thereafter, Landlord shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $171,597.00 (the "Allowance"), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance. The Work must be completed and the request for the Allowance together with the documentation required above must be submitted by Tenant to Landlord on or before December 31, 2022, and if not so requested, the right to payment shall be deemed waived. Time is of the essence of each and every provision of this Section, without exception, and strict compliance is required. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. Saving of costs as to one item or category of the Work shall not be available to Tenant as to another item or category of the Work. "Cost of the Work" shall mean and include any and all costs and expenses of the Work incurred by Landlord and Tenant, including the cost of consultants, space planning, architects, engineers, permits, impact fees, working drawings and of all labor (including overtime) and materials constituting the Work. To the extent any expenditure attributable to the Cost of the Work is paid by Landlord, such as, for example, Landlord’s consultants, architects and engineers, such amount shall be deducted first from the Allowance (“Landlord Reimbursement”).

    (c)    As of the date of this Amendment, Tenant shall be responsible for all maintenance, repair and replacement of the roof throughout the Term and any extensions thereof.

    (d)    As of the date of this Amendment and through the expiration of the Lease Term, as it may be amended, Landlord shall have no responsibility or liability for any damages (whether direct, indirect and consequential), nor interruption of Tenant’s occupancy, use and operations with respect to the Premises caused by, arising out of or in connection with the Improvements.

    (e)    Landlord’s review or approval of Tenant’s Plans and Specifications, or its inspection of the Improvements, whether by its representative or engineer, shall be solely for Landlord’s benefit. Landlord’s review, approval and inspections shall not constitute a code review or engineer’s opinion of the Improvements. Further, Landlord’s review, approval and inspection shall not be a representation or warranty of Landlord that the Improvements are appropriate

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Exhibit 10.3(a)(2)
for its application, will perform as intended, will be fit for a particular purpose, or will comply with the applicable laws or building codes governing the Improvements, and Tenant shall have no right to rely upon any review or approval for such purpose. Landlord, therefore, shall have no liability to Tenant or any third party by reason of such review, approval and inspections.

    (f)    Conditions of the existing roof, foreseen or unforeseen (including, but not limited to, the existing underlayment, insulation, flashing, penetrations, rack systems or appurtenances) that affect the installation of the Improvements or the Cost of the Work shall be Tenant’s sole responsibility. In the event the installation of the Improvements requires the repair, alteration or modification of any portion of the existing roof (including, but not limited to, the existing underlayment, insulation, flashing, penetrations, rack systems or appurtenances), Tenant shall promptly notify Landlord and, prior to proceeding with the Improvements, submit to Landlord drawings and specifications pursuant to Sections 3(a)(i), (iii) and (e) for Landlord’s review and approval, which will not be unreasonably withheld.

    (g)    Tenant shall indemnify, protect, defend and hold harmless Landlord and its Agents from and against all claims, damages, losses, liabilities, suits, causes of action and expenses, including but not limited to attorneys’ fees, that are asserted against, imposed upon, or incurred by Landlord and its Agents and arising out of or resulting from the performance of Tenant’s contractor, including any tier subcontractor thereunder, or from the completed Improvements. Such obligations shall not be construed to negate, abridge, or otherwise reduce other rights or obligations of indemnity, which would otherwise exist in favor of Landlord under the Lease. This provision shall survive the termination or expiration of the Lease Term, as amended.

    4.    Miscellaneous.

    (a)    Ratification and Affirmation of Lease. Except as expressly set forth herein, the Lease as modified herein remains in full force and effect in accordance with its terms and provisions; and Landlord and Tenant do hereby ratify, adopt, and confirm its terms and provisions and its terms and provisions shall remain in full force and effect. Tenant and Landlord acknowledge and agree that through the date hereof, Landlord and Tenant, including their respective predecessors in interest, and their respective partners, directors, officers, employees and agents, have fully and completely performed all of the obligations on their part to be performed under the Lease, or otherwise have been excused therefrom, and that there exists no default, payment or condition, state of facts or events that, with the passing of time or the giving of notice, or both, would constitute an unsatisfied obligation or default by Landlord or Tenant in the performance of their respective obligations under the Lease, and thus neither Landlord nor Tenant has a claim or cause of action against the other arising from the Lease. From and after the date hereof, the term “Lease” shall mean and refer to the Lease, as modified by this Amendment.

    (b)    Acceptance of the Premises. Tenant acknowledges that Tenant currently occupies the Premises and, subject to Landlord’s ongoing obligations under the Lease, hereby accepts the Premises, the Building and the Property (including the suitability of the Premises for Tenant's permitted use) in "AS IS" condition with any and all faults and latent or patent defects and without relying upon any representation or warranty (express or implied) of Landlord or any representative of Landlord. Landlord has not made and hereby disclaims any representations or warranties regarding the quality of construction, state of repair, workmanship, habitability, merchantability, suitability or fitness for any particular purpose and Tenant has not relied on any such representations or warranties. Except as expressly set forth in Section 3 of this Amendment regarding the Allowance, Landlord shall not be required to alter, remodel, improve, repair, or decorate the Premises or any part thereof, perform any leasehold improvements in connection with this Amendment.

    (c)    No Assignment, Sublease or Other Transfer. Tenant represents that it has not made any assignment, sublease, transfer or conveyance of the Lease or any interest therein or in the Premises. In addition to Tenant’s other indemnities as set forth in the Lease, Tenant shall protect, defend, indemnify and hold Landlord harmless from any liability incurred as a result of any inaccuracy of this representation.

    (d)    Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises and this Amendment. Landlord and Tenant shall each, respectively, protect, defend and indemnify the other against, and hold the other harmless from, any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with in regard to the Premises and the Lease, including reasonable attorneys’ fees at all tribunal levels and in connection with any bankruptcy, attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount

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Exhibit 10.3(a)(2)
of recoverable attorneys’ fees and costs, costs of suit, investigation and expert expenses, discovery and other litigation costs including mediator fees, regardless of whether such costs are otherwise taxable, incurred in connection with the defense of any such claim.

    (e)    Representations of Tenant; Ministerial Requirements. Tenant represents and warrants that Tenant is duly formed and in good standing in the state of origin and is in good standing in the state of Arizona, that the undersigned representative of Tenant has full power and authority to enter into this Amendment and that Tenant has taken all actions necessary to carry out the transaction contemplated herein, so that when executed, this Amendment constitutes a valid and binding obligation enforceable in accordance with its terms. If requested for good cause by Landlord in writing, Tenant shall provide Landlord with corporate resolutions, operating agreements or other reasonably-requested proof in a form reasonably acceptable to Landlord, authorizing the execution of this Amendment at the time of such execution or thereafter. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Amendment or make any claim that this Amendment is invalid or unenforceable, due to any failure of this Amendment to comply with ministerial requirements, including the authority of the person signing this Amendment or to bind Tenant or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

    (f)     OFAC.    Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or Entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or Entity with whom U.S. persons or Entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act.  Tenant certifies that it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to protect, defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees at all tribunal levels and in connection with any bankruptcy including attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs, costs of suit, obligations, costs, and expenses of any nature or description arising from or as a result thereof) arising from or related to any breach of the foregoing certifications, representations and warranties.

    (g)    Entire Agreement. The Lease as modified by this Amendment is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Lease as modified herein. No representations, understandings or agreements have been made or relied upon in the making of this Amendment other than set forth herein.

    (h)    Conflicts. Landlord and Tenant agree that should any provision in this Amendment disagree with or conflict with any provision in the Lease, the provision in this Amendment will control.

    (i)     No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Amendment and that this Amendment will not be construed against Landlord merely because Landlord has prepared it.

    (j)    Time of Essence. Time is of the essence of each and every provision of this Amendment, without exception, and strict compliance is required.
    (k)    No Waiver. Tenant hereby expressly acknowledges and agrees that Landlord's execution of this Amendment shall (i) not constitute a waiver of any of Landlord's rights and remedies under the Lease or at law with respect

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Exhibit 10.3(a)(2)
to Tenant's obligations under the Lease, and (ii) not be construed as a bar to any subsequent enforcement of any of Landlord's rights or remedies against Tenant.

    (l)    Confidentiality. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Amendment and the Lease to any person or entity unless required by law, except to Tenant’s successors, assigns, accountants, attorneys, lenders, purchasers, insurance agents and real estate brokers and others (all whether current or prospective) with a legitimate business need to know such information, who shall also be required to keep the terms of this Amendment and the Lease confidential. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this subparagraph will constitute a material breach under this Amendment and the Lease.

    (m)    Captions. The captions appearing within the body of this Amendment have been inserted as a matter of convenience and for reference purposes only and in no way define, limit or enlarge the scope or meaning of this Amendment or any provisions of this Amendment.

    (n)    No Offer; Counterparts; Signatures. This Amendment is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered this Amendment to Landlord and (b) Landlord has executed and delivered this Amendment to Tenant. Tenant’s offer of this Amendment shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, e-mail, PDF, Adobe image, JPEG, or if instituted by Landlord a DocuSign executed document), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the respective date(s) set forth below.

TENANT: CARIS MPI, INC. a Texas corporation By: /s/ David D. Halbert Printed Name: David D. Halbert Title: CEO Date Signed: 10/1/2021	LANDLORD: LANDLORD: WPT LAND 2 LP By: WPT Land 2 GP LLC, its general partner By: /s/ Anthony A. Nichols, Jr. Anthony A. Nichols, Jr. Senior Vice President Date Signed: 10/5/2021

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Exhibit 10.3(a)(2)
EXHIBIT “A”
PLANS (3 PAGES)

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Exhibit 10.3(a)(2)
EXHIBIT “B”
SPECIFICATIONS (4 PAGES)

The NRCA Roofing Manual: Metal Panel and SPF Roof Systems – 2012, Chapter Construction Details,
51 pages total.

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